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                                                                  EXHIBIT 10.10

                                November 22, 2004

Charter Investment, Inc.
Vulcan Cable III Inc.
505 Fifth Avenue South, Suite 900
Seattle, WA  98104

Gentlemen:

As you know, Charter Communications, Inc. ("PUBLICCO") has agreed to issue approximately $862.5 million original principal amount of Convertible Senior Notes due 2009 (the "DEBT ISSUANCE"). In connection with the Debt Issuance, PublicCo has agreed to enter into a Share Lending Agreement (the "SHARE LENDING AGREEMENT"), pursuant to which it will loan certain shares of its Class A common stock (the "LOANED SHARES") to an affiliate of Citigroup Global Markets Inc. for the purpose of facilitating hedging of such Notes by holders thereof (the "STOCK LOAN"). The purpose of this letter agreement is to confirm the understanding of PublicCo, Charter Investment, Inc., and Vulcan Cable III Inc. as to the manner in which certain provisions of the Amended and Restated Limited Liability Company Agreement for Charter Communications Holding Company, LLC ("HOLDCO"), made and entered into effective as of August 31, 2001, as amended through the date hereof (the "LLC AGREEMENT"), will be implemented in connection with the Debt Issuance and the Stock Loan.

Pursuant to certain provisions of the LLC Agreement, including without limitation Sections 3.1.3(g), 3.6.4(b), and 5.1.7, in connection with certain issuances of securities or indebtedness by PublicCo, HoldCo is to issue to PublicCo securities or indebtedness of HoldCo that mirror to the extent practicable the terms and conditions of such securities or indebtedness of PublicCo, as reasonably determined by PublicCo in its capacity as the Manager of HoldCo. In connection with the Debt Issuance and the Stock Loan, PublicCo wishes to confirm the understanding of the Members of HoldCo as follows:

(1) HoldCo will issue certain convertible senior notes to PublicCo, upon terms and subject to conditions that mirror to the extent practicable the terms and conditions of the Debt Issuance. HoldCo will also enter into a Unit Lending Agreement (the "UNIT LENDING AGREEMENT"), pursuant to which it will loan certain Class B Common Units in HoldCo (the "LOANED UNITS") to PublicCo, upon terms and subject to conditions that mirror to the extent practicable the terms and conditions of the Share Lending Agreement.

(2) In accordance with the Unit Lending Agreement, HoldCo will issue and loan to PublicCo a number of Loaned Units equal to the number of Loaned Shares.

   Charter Plaza - 12405 Powerscourt Drive - St. Louis, Missouri - 63131-3674
             WWW.CHARTER.COM - TEL: 314.965.0555 - FAX: 314.543.2477

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(3) Loaned Units will be returned to HoldCo under the Unit Lending Agreement at the same time, and in the same number, as Loaned Shares are returned to PublicCo under the Share Lending Agreement.

(4) Notwithstanding anything to the contrary expressed or implied above, to mirror the overall economic effect of the Stock Loan and to avoid economic distortions and administrative burden at HoldCo, for purposes of applying the provisions of the LLC Agreement relating to allocations, adjustments to Gross Asset Values, and, to the extent reasonably determined by PublicCo in its capacity as the Manager of HoldCo, any other matter, Loaned Units will be disregarded and treated as if they had not been issued until such time (and except to the extent) that, as a result of a default by the Borrower under the Share Lending Agreement or any other event thereunder, PublicCo determines that Loaned Shares are to be treated in a manner that assumes they will neither be returned to PublicCo by the Borrower thereunder nor be acquired by PublicCo in lieu of such a return (a "NON-RETURN EVENT").

(5) In applying the provisions of the LLC Agreement, PublicCo, in its capacity as the Manager of HoldCo, may from time to time make such other adjustments (including without limitation in the allocations of, or the Capital Accounts in, HoldCo) as it reasonably determines to be necessary or appropriate to mirror the overall economic effect of the Stock Loan (and to reflect the overall economic arrangement of the Members of HoldCo under the LLC Agreement), to reflect the occurrence of any Non-return Event, to satisfy HoldCo's obligations under the Unit Lending Agreement and PublicCo's obligations under the Unit Lending Agreement and the Share Lending Agreement, or to do any of the foregoing in a tax-efficient manner to the extent practicable. In making any determinations under this paragraph (5), PublicCo, as the Manager of HoldCo, will reasonably consult with Charter Investment, Inc., and Vulcan Cable III Inc.

(6) PublicCo, as the Manager of HoldCo, may from time to time take all actions and direct or cause to be done all such acts or things to effectuate or carry out the purposes and intent of this letter agreement and to perform the obligations of HoldCo under the agreements and instruments referred to herein.

(7) The transactions contemplated by PublicCo and HoldCo in connection with the Debt Issuance and the Stock Loan, including without limitation the Share Lending Agreement and the Unit Lending Agreement, are intended to be consistent with the LLC Agreement; the LLC Agreement is hereby amended to the extent necessary to conform to the terms of this letter agreement.

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Please sign below to confirm your agreement to, and acceptance of, the terms of this letter agreement effective as of the date first above written. This letter agreement shall be enforced, governed by, and construed in accordance with the laws of the State of Delaware, regardless of the choice or conflict of laws provisions of Delaware or any other jurisdiction. This letter agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

Sincerely,

Charter Communications, Inc.

By: /s/ Patricia M. Carroll
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Title: Vice President

AGREED AND ACCEPTED:

Charter Investment, Inc.

By: /s/ Joseph D. Franzi
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Title: Vice President

Vulcan Cable III Inc.

By: /s/ Joseph D. Franzi
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Title: Vice President

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